As filed with the Securities and Exchange Commission on June 29, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATERIALISE NV

(Exact name of Registrant as specified in its charter)

Kingdom of Belgium	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Technologielaan 15

3001 Leuven

Belgium

+32 (16) 39 66 11

(Address and telephone number of Registrant’s principal executive offices)

Materialise USA, LLC

44650 Helm Ct.

Plymouth, Michigan 48170

Attention: Chief Executive Officer

(734) 259-6445

(Name, address, and telephone number of agent for service)

Copies to:

Per B. Chilstrom, Esq. Clifford Chance LLP

10 Upper Bank Street

London E14 5JJ

England

+44-20-7006-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Ordinary Shares, no nominal value per share(4)(5)	—	—	—	—
Preference Shares(4)(6)	—	—	—	—
Warrants(7)	—	—	—	—
Rights	—	—	—	—
Units(8)	—	—	—	—
Debt Securities	—	—	—	—
Total(9)	$250,000,000	—	$250,000,000	$31,125

(1)	There are being registered hereunder: such indeterminate number of ordinary shares; such indeterminate number of preference shares; such indeterminate number of warrants to purchase ordinary shares, preference shares or debt securities; such indeterminate number of rights to purchase ordinary shares or preference shares; such indeterminate number of units; and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and preference shares as may be issued upon conversion or exchange of convertible or exchangeable securities being registered hereunder or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of share splits, share dividends or similar transactions.
(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.C of Form F-3 under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price.
(4)	In addition to any securities that may be registered hereunder, the Registrant is also registering an indeterminate number of ordinary shares and preference shares as may be issued upon conversion or exercise of the securities issued directly hereunder. No separate consideration will be received for any ordinary shares and preference shares so issued upon conversion or exercise.
(5)	The ordinary shares registered hereby may be represented by the Registrant’s American Depositary Shares, or ordinary ADSs, each of which represents one ordinary share. Ordinary ADSs issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6.
(6)	The preference shares registered hereby may be represented by the Registrant’s American Depositary Shares, or Preference ADSs, each of which represent a specified number of preference shares. Preference ADSs issuable upon deposit of the preference shares registered hereby will be registered under a separate registration statement on Form F-6.
(7)	Warrants may be exercised to purchase any of the other securities registered hereby. Includes warrants that may be purchased by underwriters to cover over-allotments, if any.
(8)	The offered securities may be sold separately or together as units.
(9)	The securities registered hereunder may be sold separately or in a combination with other securities registered hereby.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 29, 2018

$250,000,000

Ordinary Shares

Ordinary Shares in the Form of American Depositary Shares

Preference Shares

Preference Shares in the Form of American Depositary Shares

Warrants

Rights

Units

Debt Securities

Materialise NV

By this prospectus, we may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares in the form of American Depositary Shares, or ADSs; preference shares; preference shares in the form of ADSs; warrants; rights; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares or preference shares. The preference shares may be convertible into or exchangeable for ordinary shares, the warrants may be exercisable for ordinary shares, preference shares or debt securities, the rights may be exercisable for ordinary shares or preference shares and the debt securities may be convertible into or exchangeable for ordinary shares or preference shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

ADSs, each representing one of our ordinary shares, are listed on the NASDAQ Global Select Market under the symbol “MTLS.” The last reported sale price of the ADSs on the NASDAQ Global Select Market on June 28, 2018 was $12.68 per ADS.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please see the section entitled “Risk Factors” beginning on page 4 of this prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 9 of our Annual Report on Form 20-F for the year ended December 31, 2017, which report is incorporated by reference in this prospectus.

We are an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

- i -

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission, or the SEC.

Under this shelf registration, we may offer our ordinary shares or preference shares, ordinary shares or preference shares in the form of ADSs, various series of warrants to purchase ordinary shares, preference shares or debt securities, rights to purchase ordinary shares or preference shares, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in our securities.

We have not authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus filed with the SEC. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where offers and sales of the securities are legally permitted. The information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we file is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Materialise,” “we,” “us,” “our,” “the company,” “our company” or similar references refer to Materialise NV and its subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares in the form of ADSs, preference shares, preference shares in the form of ADSs, warrants to purchase ordinary shares, preference shares or debt securities, rights to purchase ordinary shares or preference shares, units, debt securities, or any combination of the foregoing securities.

ABOUT THE COMPANY

Our Mission

Our mission is to make a significant and lasting contribution to a better and healthier world through innovative applications of additive manufacturing using our software and hardware infrastructure.

Our Company

We are a leading provider of additive manufacturing and medical software and of sophisticated 3D printing services. Our customers are active in a wide variety of industries, including healthcare, automotive, aerospace, art and design and consumer products. Since our founding in 1990 by our Chief Executive Officer, Wilfried Vancraen, we have consistently focused on developing innovative applications of additive manufacturing technologies. We believe our proprietary software platforms, which enable and enhance the functionality of 3D printers and of 3D printing operations, have become a market standard for professional 3D printing. We believe that our commitment to enabling 3D printing technologies has significantly supported and accelerated the acceptance and proliferation of additive manufacturing in the industrial and medical sectors and will continue to play an instrumental role as the industry evolves. In the healthcare sector, we bring software and medical devices to the market. Our medical software products include surgical planning tools that allow medical professionals to make 3D printable designs of the human anatomy. Our medical devices include surgical guides as well as customized medical implants. In our 3D printing service centers, including what we believe to be the world’s largest single-site additive manufacturing service center in Leuven, Belgium, we print medical devices, prototypes, production parts, and consumer products.

ADSs, each representing one ordinary share, have been listed on the NASDAQ Global Select Market under the symbol “MTLS” since June 25, 2014.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering, (ii) the last day of the first fiscal year in which our annual gross revenue exceeds $1.07 billion, (iii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, or the Exchange Act, which would occur if the market value of our common equity held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

Company Information

Our legal and commercial name is Materialise NV. We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the Register of Legal Entities of Leuven under the number 0441.131.254. We were incorporated in Belgium on June 28, 1990 for an unlimited duration.

Our principal executive and registered offices are located at Technologielaan 15, 3001 Leuven, Belgium and our telephone number is +32 (16) 39 66 11. Our agent for service of process in the United States is Materialise USA, LLC, located at 44650 Helm Ct., Plymouth, Michigan 48170, telephone number (734) 259-6445. Our internet website is www.materialise.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any supplement to this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, which is incorporated herein by reference, and other documents we file with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Each of the risks described could materially adversely affect our business, financial condition or results of operations, or the trading price of our securities. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act concerning our business, operations and financial performance and condition as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements that are not of historical facts may be deemed to be forward-looking statements. You can identify these forward-looking statements by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “aims,” or other similar expressions that convey uncertainty of future events or outcomes. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, assumptions, projections, outlook, analyses or current expectations concerning, among other things, our intellectual property position, research and development projects, acquisitions, results of operations, cash needs, spending of the remaining net proceeds from our initial public offering, capital expenditures, financial condition, liquidity, prospects, growth and strategies, regulatory approvals and clearances, the markets and industry in which we operate and the trends and competition that may affect the markets, industry or us.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. All of our forward-looking statements are subject to risks and uncertainties that may cause our actual results to differ materially from our expectations.

Actual results could differ materially from our forward-looking statements due to a number of factors, including, without limitation, risks related to:

•	our ability to enhance and adapt our software, products and services to meet changing technology and customer needs;

•	fluctuations in our revenue and results of operations;

•	changes in volumes and patterns of customer electricity usage;

•	our ability to operate in a highly competitive and rapidly changing industry;

•	our ability to adequately increase demand for our products and services;

•	our collaborations, in-licensing arrangements, joint ventures, strategic alliances or partnerships with third-parties;

•	our ability to integrate acquired businesses or technologies effectively;

•	our dependence upon sales to certain industries;

•	our relationships with suppliers;

•	our ability to attract and retain senior management and other key employees;

•	any disruptions to our service center operations, including by accidents, natural disasters or otherwise;

•	our ability to raise additional capital on attractive terms, or at all, if needed to meet our growth strategy;

•	our ability to adequately protect our intellectual property and proprietary technology;

•	our international operations;

•	our ability to comply with applicable governmental laws and regulations to which our products, services and operations are subject; and

•	the other factors listed in the “Risk Factors” sections of this prospectus and our Annual Report on Form 20-F for the year ended December 31, 2017.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” sections of this prospectus and our Annual Report on Form 20-F for the year ended December 31, 2017 and in the other documents that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown. As of the date of this prospectus, we have no preference shares outstanding and we did not declare or pay any dividends on preference shares for the periods indicated. Therefore, the ratios of earnings to combined fixed charges and preference share dividends are the same as the ratios of earnings to fixed charges presented below:

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	*	*	*	3.33x	4.35x

*	Due to the losses in the years ended December 31, 2017, 2016 and 2015, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of €0.7 million, €0.3 million and €2.8 million in the years ended December 31, 2017, 2016 and 2015, respectively, in order to achieve a ratio coverage of 1:1.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

DESCRIPTION OF SHARE CAPITAL

The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and the Belgian Company Code. Because this description is a summary, it may not contain all information which is important to you. Accordingly, this description is qualified entirely by references to our amended and restated articles of association. Copies of our amended and restated articles of association are publicly available as an exhibit to the registration statement of which this prospectus forms a part.

The following description includes comparisons of certain provisions of our articles of association and the Belgian Company Code applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Belgian law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Belgian law, and are not intended to be a complete discussion of the respective rights.

Share Capital

Share Capital and Shares

Our share capital is represented by registered ordinary shares with no nominal but par value of €0.058 (rounded). Our share capital is fully paid-up. There are no separate classes of shares.

On June 30, 2014, we sold 8,000,000 ADSs, each representing one ordinary share, in our initial public offering at a price of $12.00 per ADS. In connection with the closing of our initial public offering, we converted our outstanding Class A ordinary shares, Class B ordinary shares and Class C ordinary shares into ordinary shares and effected a stock split of our outstanding ordinary shares, whereby each ordinary share was converted into four ordinary shares. The number of ordinary shares and number of shares issuable upon exercise of our outstanding warrants and conversion of our outstanding convertible bonds are presented herein on the basis of the number after this stock split.

As of December 31, 2017, our issued and paid-up share capital amounted to €2,729,245.25 represented by 47,325,438 registered ordinary shares with no nominal but par value of €0.058 (rounded), each representing an identical fraction of our share capital.

The changes in our share capital since January 1, 2015 are described below:

Date	Transaction	Number of shares issued	Issue price per share		Amount of capital increase	Issue premium	Share capital after the transaction	Aggregate number of shares after the transaction
March 5, 2015	Correction of deed of November 27, 2014	—		—	€4,336.77	€69,359.23	€2,718,971.60	47,147,256

March 5, 2015	Issuance of ordinary shares	80,182 ordinary shares		€7.22	€4,626.50	€574,290.50	€2,723,598.10	47,227,438

November 20, 2015	Exercise of warrants	98,000 ordinary shares		€0.98	€5,647.15	€90,392.85	€2,729,245.25	47,325,438

March 30, 2018	Exercise of warrants	30,300 ordinary shares 72,556 ordinary shares	€ €	2.135 1.965	€5,931.68	€201,331.37	€2,735,177.03	47,428,294

All of the share issuances listed above were for cash consideration.

The following table shows the reconciliation of the number of ordinary shares outstanding as of December 31, 2016 and 2017:

Issued capital	Share capital (€)	Number of shares
As of December 31, 2016	2,729,245.25	47,325,438
Changes during 2017	—	—
As of December 31, 2017	2,729,245.25	47,325,438

As of December 31, 2017, neither we nor any of our subsidiaries held any of our own shares.

Other Outstanding Securities

In addition to the ordinary shares already outstanding, we have granted warrants (warrants / droits de souscription) and convertible bonds (converteerbare obligaties / obligations convertibles) which upon exercise or conversion will lead to an increase in the number of our outstanding shares.

Warrants

There were outstanding issued and granted warrants to subscribe for an aggregate of 1,458,360 ordinary shares as of December 31, 2017. A total of 1,071,000 warrants, to subscribe for an aggregate of 1,071,000 ordinary shares, were issued but not yet granted as of December 31, 2017.

These warrants have been issued within the context of three stock option plans, the 2013 Warrant Plan, the 2014 Warrant Plan and the 2015 Warrant Plan, for our employees and consultants (including members of our senior management team). The decision to grant warrants and to determine the beneficiaries is taken by our board of directors (as the case may be, in accordance with article 523 of the Belgian Company Code).

By an extraordinary shareholders’ meeting held on November 28, 2013, we issued 120,000 warrants pursuant to the 2013 Warrant Plan. 75,274 of these warrants were effectively granted in October 2013 and 41,700 warrants were granted to certain employees and to certain members of our board of directors and senior management on November 28, 2013. As of December 31, 2017, 80,160 issued and granted warrants under the 2013 Warrant Plan were still outstanding.

By an extraordinary shareholders’ meeting held on April 23, 2014, we agreed to issue, with effect on the closing of our initial public offering, 1,200,000 new warrants, pursuant to the 2014 Warrant Plan, 979,898 of which were granted in July 2014 to certain of our employees and members of our board of directors and senior management, 36,151 of which were granted to certain employees in November 2014, and 18,180 of which were granted to a member of our senior management in July 2015. As of December 31, 2017, 671,503 issued and granted warrants were still outstanding.

On December 18, 2015, our board of directors adopted the 2015 Warrant Plan and issued 1,400,000 warrants, which warrants are exercisable for 1,400,000 new ordinary shares, pursuant to the powers granted to it by the extraordinary general meeting of shareholders held on April 23, 2014. A total of 350,000 warrants were issued and granted in July 2016. As of December 31, 2017, 329,000 issued and granted warrants were still outstanding.

Each warrant under the 2013 Warrant Plan gives the right to subscribe for four newly issued ordinary shares. Each warrant under the 2014 Warrant Plan and the 2015 Warrant Plan gives the right to subscribe for one newly issued ordinary share. Shares subscribed for upon the exercise of the warrants will be registered ordinary shares of our company. Holders of such shares will have the same rights as any other registered shareholder.

The 75,274 warrants granted on October 15, 2013 under the 2013 Warrant Plan are exercisable at €1.97 (rounded) per share. The 41,700 warrants granted on November 28, 2013 under the 2013 Warrant Plan are exercisable at €2.14 (rounded) per share. To determine each exercise price, the board of directors used the same valuation method (each time with up-to-date figures) which is the average of (i) the DCF method and (ii) a peer group analysis of the valuation of listed companies active in similar markets, taking into account an illiquidity discount.

The 979,898 warrants granted in July 2014, the 36,151 warrants granted in November 2014, and the 18,180 warrants granted in July 2015 under the 2014 Warrant Plan are exercisable at €8.81 per share, which was the euro-equivalent of the ADSs offered in our initial public offering.

The 350,000 warrants granted under the 2015 Warrant Plan are exercisable at €6.45 per share. The exercise price was determined on the basis of the average closing sale prices of the ADSs on the NASDAQ Global Select Market during the 30-day period preceding the day of the offer.

The warrants have been issued in accordance with article 43, §3, 2° of the Belgian Law of March 26, 1999. The warrants are not transferable, except in the event of death of the warrant holder to the beneficiary appointed by the warrant holder.

Warrants granted under the 2013 Warrant Plan or the 2014 Warrant Plan

The warrants under the 2013 Warrant Plan and the 2014 Warrant Plan vest in consecutive portions of 25% of the total amount of the warrants issued to a beneficiary on a yearly basis as from the fourth year after the year the warrants have been effectively granted, on the condition that the warrant holder is on October 1 of the relevant year still an employee, consultant or board member of our company or our affiliates. Vested warrants can be exercised in the 30-day period following the date of vesting, i.e., in the month of October of each year. We allow vested warrants that have not been exercised during the first exercise period to be exercised in subsequent exercise periods. The warrants expire ten years after their respective issuance.

In the event of termination of an employment agreement for serious or just cause, as applicable, a consultancy agreement for breach of contract, or a board mandate for serious or just cause, as applicable, the warrants held by the employee, consultant or board member will terminate automatically.

In the event of termination of an employment agreement, consultancy agreement or board mandate for statutory retirement or death, vested warrants will remain exercisable in accordance with the terms of the relevant warrant plan.

In the event of termination of an employment agreement, consultancy agreement or board mandate for any other reason, the vested warrants held by the employee, consultant or board member can be exercised during the first upcoming exercise period. Any warrant of such employee, consultant or board member that is not exercised during the first upcoming exercise period will terminate automatically.

The holders of warrants issued under the 2013 Warrant Plan and the 2014 Warrant Plan have granted us a call option on the shares acquired upon exercise of the warrants. Such call option is exercisable within six months from the termination of an employment agreement, consultancy agreement or board mandate (or, if later, within six months from the exercise of the warrants taking place after the termination of such employment agreement, consultancy agreement or board mandate).

Warrants granted under the 2015 Warrant Plan

The warrants under the 2015 Warrant Plan vest in consecutive portions of 10%, 20%, 30% and 40% of the total amount of the warrants issued to a beneficiary on a yearly basis as from the second anniversary of the date that the warrants have been effectively granted, on the condition that the warrant holder is still an employee, consultant or board member of our company or our affiliates. Vested warrants can be exercised during (i) a four-

week period following the announcement of the results of the fourth quarter of the previous fiscal year and the second quarter of the then current fiscal year, or (ii) if no quarterly results are published, during the months of March and September of each year. The 350,000 warrants that have been granted in July 2016 cannot be exercised prior to the end of the third calendar year following the calendar year of the grant. We allow vested warrants that have not been exercised during the first exercise period to be exercised in subsequent exercise periods. The warrants expire ten years after their respective issuance.

In the event of termination of an employment agreement, consultant agreement or board mandate, the vested warrants held by the employee, consultant or board member can be exercised during the first or second upcoming exercise period. Any warrant of such employee, consultant or board member that is not exercised during the first upcoming exercise period will terminate automatically.

In the event of termination of an employment agreement, consultancy agreement or board mandate for statutory retirement or death, the vested warrants will remain exercisable in accordance with the terms of the 2015 Warrant Plan.

The table below provides an overview of all of the outstanding granted warrants under the 2013 Warrant Plan, the 2014 Warrant Plan and the 2015 Warrant Plan as of May 31, 2018:

Number of outstanding granted warrants	Plan	Date granted	Exercise period	Expiration	Number of Shares into which warrants can be exercised	Exercise price per share
54,635	2013 Warrant Plan	October 2013	For vested warrants: October 2017—October 2018—October 2019—October 2020	2023	218,540	€1.97

25,150	2013 Warrant Plan	November 2013	For vested warrants: October 2017—October 2018—October 2019—October 2020	2023	100,600	€2.14

646,851	2014 Warrant Plan	July 2014, November 2014 and July 2015	For vested warrants granted in 2014: October 2018—October 2019—October 2020—October 2021—October 2022— October 2023—October 2024 For vested warrants granted in 2015: October 2019—October 2020—October 2021—October 2022—October 2023—October 2024	2024	646,851	€8.81

327,000	2015 Warrant Plan	July 2016	For vested warrants: as of January 1, 2020 until 2025: during a four-week period following the announcement of the results of the fourth quarter of the previous fiscal year and during a four-week period following the announcement of the results of the second quarter of the then-current fiscal year, or if no quarterly results are published, during March and September of each year	2025	327,000	€6.45

In addition, we issued 215,688 stock appreciation rights, or SARs, in July 2014 to certain employees in certain countries due to legal requirements, with similar terms and conditions as the 2014 Warrant Plan except that the SARs will be settled in cash. The exercise price per SAR is €8.81. For additional information see Note 14 to our audited consolidated financial statements for year ended December 31, 2017, which are incorporated by reference in this prospectus.

Convertible bonds

The total number of outstanding convertible bonds (where each convertible bond entitles the holder to subscribe to approximately 508.91 new shares (rounded upwards)) was 1,000 as of December 31, 2017.

By meeting of our board of directors on October 28, 2013, acting in the framework of the authorized capital (toegestaan kapitaal / capital autorisé), a convertible bond loan for an amount of €1,000,000 was issued to and subscribed by our Executive Chairman and his spouse, represented by 1,000 convertible bonds each having a nominal value of €1,000. These convertible bonds have been issued in connection with the management services agreement between us and our Executive Chairman.

The convertible bond loan has a term of seven years from the issue date. The applicable annual interest rate is 3.7%.

The convertible bonds can be converted into shares at the request of the bond holders at any time from January 1, 2017 until the end of the term of the convertible bond loan. The conversion price of the convertible bonds amounts to €1.97 per share. The number of new shares to be issued upon conversion of the convertible bonds will be calculated on the basis of a ratio of 508.91 new shares (rounded upwards) for each convertible bond, and a maximum of 508,904 new ordinary shares may be issued.

The subscribers of the convertible bonds have granted a call option to Ailanthus NV with respect to the convertible bonds. Such call option is exercisable during a period of four months from (a) the date of notice by the member of our senior management of termination of his management services agreement, the date of termination of such management services agreement for death or the date of suspension of such management services agreement for at least one year for disability, (b) the first anniversary of any such date and (c) the second anniversary of any such date.

The convertible bonds are not transferable, except in case of death of the bond holders to their heirs or with our prior approval.

The table below provides an overview of all of the convertible bonds outstanding under our convertible bond loan as of December 31, 2017:

Number of convertible bonds outstanding	Date granted	Conversion period	Conversion price per share	Number of shares into which bonds can be converted
1,000	October 28, 2013	From January 1, 2017 until October 27, 2020	€1.97	508,904

Articles of Association and Other Share Information

Corporate Profile

We are a limited liability company incorporated in the form of a naamloze vennootschap / société anonyme under Belgian law. We are registered with the register of legal entities of Leuven under the registration number 0441.131.254. Our registered office and our headquarters are located at Technologielaan 15, 3001 Leuven (Heverlee), Belgium (telephone number +32 (0) 16 39 66 11). We were incorporated on June 28, 1990 for an unlimited duration. Our fiscal year runs from January 1 through December 31.

Corporate Purpose

According to our amended and restated articles of association, our corporate purpose is: research, development and marketing of additive manufacturing and applied technologies, and all services, engineering and holding activities relating thereto, in the broadest meaning.

We act for our own account, in consignation, on commission, as intermediary or representative.

Our corporate purpose is also:

•	To purchase, sell, trade, construct, renovate, valorize, refurbish, exploit, lease, sublease, manage, maintain, parcel, horizontally divide, place under mandatory co-ownership, lease, prospect and promote in any way any immovable goods or immovable rights in real property;

•	To invest, subscribe, acquire, place, sell, purchase, trade any movable value, issued by Belgian or foreign enterprises, whether or not as trade companies, administration offices, institutions or associations, and manage such investments and participations; and

•	To provide advisory, management and other services to any affiliated company or any other entity with which a participation relationship exists, in its capacity of director, liquidator or otherwise, manage or control such companies.

We may, by contribution of cash or in kind, merger, subscription, participation, financial intervention or any other way, participate in any existing or to be established company or enterprise, in Belgium or abroad, the corporate object of which is identical, similar or related to our corporate purpose, or which promotes our corporate purpose.

Generally, we can do any act of a civil or commercial, movable, immovable or industrial nature that is directly or indirectly, in whole or in part, connected to our corporate purpose.

Board of Directors

Belgian law does not specifically regulate the ability of directors to borrow money from our company.

Article 523 of the Belgian Company Code provides that if one of our directors directly or indirectly has a personal financial interest that conflicts with a decision or transaction that falls within the powers of our board of directors, the director concerned must inform our other directors before our board of directors makes any decision on such transaction. The statutory auditor must also be notified. The director may neither participate in the deliberation nor vote on the conflicting decision or transaction. An excerpt from the minutes of the meeting of our board of directors that sets forth the financial impact of the matter on us and justifies the decision of our board of directors must be published in our annual report. The statutory auditors’ report to the annual accounts must contain a description of the financial impact on us of each of the decisions of our board of directors where director conflicts arise.

The DGCL generally permits transactions involving a Delaware corporation and an interested director of that corporation if (i) the material facts as to the director’s relationship or interest and as to the transaction are disclosed and a majority of disinterested directors consent, (ii) the material facts are disclosed as to the director’s relationship or interest and a majority of shares entitled to vote thereon consent or (iii) the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

We rely on a provision in the Listing Rules of the NASDAQ Stock Market that allows us to follow Belgian corporate law with respect to certain aspects of corporate governance. This allows us to continue following certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the NASDAQ Global Select Market. In particular, the Listing Rules of the NASDAQ Stock Market require a majority of the directors of a listed U.S. company to be independent, whereas in Belgium, we are not subject to any legal requirement to have any independent directors. Additionally, our articles of association only require three directors to be independent. Our board of directors currently comprises three independent directors and seven non-independent directors. The Listing Rules of the

NASDAQ Stock Market further require that each of the nominating, compensation and audit committees of a listed U.S. company be comprised entirely of independent directors. While our Audit Committee is comprised entirely of independent directors, our Remuneration and Nomination Committee is composed of two independent directors and one executive director who is, directly or indirectly, a major shareholder of our company.

Form and Transferability of Our Shares

All of our shares belong to the same class of securities and are in registered form.

All of our outstanding shares are fully paid-up and freely transferable, subject to any contractual restrictions.

Currency

All of our shares are denominated in euro.

Changes to Our Share Capital

Changes to our share capital are decided by our shareholders. Our shareholders may at any time at a shareholders’ meeting decide to increase or decrease our share capital. Such resolution must satisfy the quorum and majority requirements that apply to an amendment of the articles of association, as described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements.” No shareholder is liable to make any further contribution to our share capital other than with respect to shares held by such shareholder that are not fully paid-up.

Share Capital Increases by Our Board of Directors

Subject to the quorum and majority requirements described below in “—Description of the Rights and Benefits Attached To Our Shares—Right to Attend and Vote at Our Shareholders’ Meeting—Quorum and Majority Requirements,” our shareholders’ meeting may authorize our board of directors, within certain limits, to increase our share capital without any further approval of our shareholders. A capital increase that is authorized in this manner is referred to as authorized capital. This authorization can only be granted for a renewable period of a maximum of five years and may not exceed the amount of the registered share capital at the time of the authorization.

At our extraordinary shareholders’ meeting of April 23, 2014, our shareholders authorized our board of directors, for a period of five years from the date of publication of the changes to the articles of association decided by our shareholders’ meeting on April 23, 2014, to increase our share capital, in one or more transactions, up to a maximum amount equal to the amount of our share capital as of the closing of our initial public offering.

In addition, our board of directors is expressly authorized to increase our share capital in the event of a public takeover bid for our securities, within the limits mentioned above and under the conditions set out in Article 607 of the Belgian Company Code. This authorization is granted for a period of three years from the date of the extraordinary shareholders’ meeting of April 23, 2014. Increases in our share capital pursuant to this authorization are deducted from the remaining authorized capital. See “—Share Capital” for a description of changes in our share capital, including since our initial public offering.

Preferential Subscription Rights

In the event of a share capital increase for cash through the issuance of new shares, or in the event we issue convertible bonds or warrants, our existing shareholders have a preferential right to subscribe, pro rata, to the new shares, convertible bonds or warrants. These preferential subscription rights are transferable during the subscription period. Our board of directors may decide that preferential subscription rights which were not exercised, or were only partly exercised, by any shareholders shall accrue proportionally to the other shareholders who have already exercised their preferential subscription rights, and shall fix the practical terms for such subscription.

Our shareholders may, at a shareholders’ meeting, decide to limit or cancel this preferential subscription right, subject to special reporting requirements. Such decision by the shareholders must satisfy the same quorum and majority requirements as the decision to increase our share capital.

Shareholders may also decide to authorize our board of directors to limit or cancel the preferential subscription right within the framework of the authorized capital, subject to the terms and conditions set forth in the Belgian Company Code. Our board of directors currently has the authority to increase the share capital within the framework of the authorized capital, and the right to limit or cancel the preferential subscription right within the framework of the authorized capital. See also “—Share Capital Increases by Our Board of Directors” above.

Generally, unless expressly authorized in advance by the shareholders’ meeting, the authorization of our board of directors to increase the share capital through contributions in cash with cancellation or limitation of the preferential subscription right of the existing shareholders is suspended as of the notification to us by the Belgian Financial Services and Markets Authority, or the FSMA, of a public takeover bid for our securities.

Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation’s certificate of incorporation.

Purchases and Sales of Our Own Shares

We may only repurchase our own shares pursuant to authorization of our shareholders at a shareholders’ meeting taken under the conditions of quorum and majority provided for in the Belgian Company Code. Pursuant to the Belgian Company Code, such a decision requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. No quorum is required at the second meeting, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Under the DGCL, a Delaware corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation.

At our shareholders’ meeting held on April 23, 2014, our shareholders delegated authority to our board of directors, for a period of five years from the closing date of our initial public offering (which was June 30, 2014), to repurchase our shares up to the maximum number allowed under Article 620, §1, 2° of the Belgian Company Code and for consideration that is not less than 80% of and not more than 120% of the average closing prices of the ADSs representing our ordinary shares during the 30 calendar days prior to either the date of the redemption or the date of the announcement thereof. The authorization is also valid for the acquisition of our shares by one of our direct subsidiaries pursuant to Article 627 of the Belgian Company Code.

Any offer by us to purchase our own shares must be made on the same terms and conditions to all of our shareholders.

Our board of directors is authorized to acquire our own shares if such acquisition is necessary to prevent serious and imminent harm to us. This authorization is valid for three years from the date of the publication of the authorization in the Annexes to the Belgian State Gazette (Belgisch Staatsblad / Moniteur belge).

Our board of directors is also authorized to sell our own shares at a price that it determines. This authorization is valid without restriction in time. The authorization is also valid for the sale of our shares by one of our direct subsidiaries, as defined in Article 627 of the Belgian Company Code. We did not own any own shares as of December 31, 2017.

Exchange Controls and Limitations Affecting Shareholders

There are no Belgian exchange control regulations that impose limitations on our ability to make, or the amount of, cash payments to residents of the United States.

Belgian Legislation

Disclosure of Significant Shareholdings

The Belgian Law of May 2, 2007 on the disclosure of significant shareholdings in issuers whose securities are admitted to trading on a regulated market and containing various provisions does not apply to us. However, in accordance with U.S. federal securities laws, holders of our ordinary shares and holders of ADSs representing our ordinary shares will be required to comply with disclosure requirements relating to their ownership of our securities. Any person who, after acquiring beneficial ownership of our ordinary shares or ADSs representing our ordinary shares, is the beneficial owners of more than 5% of our outstanding ordinary shares or ordinary shares underlying ADSs must file with the SEC a Schedule 13D or Schedule 13G, as applicable, disclosing the information required by such schedules, including the number of our ordinary shares or ordinary shares underlying ADSs that such person has acquired (whether alone or jointly with one or more other persons). In addition, if any material change occurs in the facts set forth in the report filed on Schedule 13D (including a more than 1% increase or decrease in the percentage of the total shares beneficially owned), the beneficial owner must promptly file an amendment disclosing such change.

Public Takeover Bids

Public takeover bids in Belgium for our shares or other securities giving access to voting rights are subject to supervision by the FSMA. Public takeover bids must be extended to all of the voting securities, as well as all other securities giving access to voting rights. Prior to making a bid, a bidder must publish a prospectus which has been approved by the FSMA prior to publication.

However, the Belgian rules on mandatory takeover bids, which provide that a mandatory bid must be launched if a person, as a result of its own acquisition or the acquisition by persons acting in concert with it or by persons acting for their account, directly or indirectly holds more than 30% of the voting securities in a Belgian listed company, are not applicable to us.

Squeeze-out

Pursuant to Article 513 of the Belgian Company Code and the regulations promulgated thereunder, a person or legal entity, or different persons or legal entities acting alone or in concert, who own together with the company 95% of the securities with voting rights in a public company are entitled to acquire the totality of the securities with voting rights in that company following a squeeze-out offer. The securities that are not voluntarily tendered in response to such an offer are deemed to be automatically transferred to the bidder at the end of the procedure. At the end of the procedure, the company is no longer deemed a public company, unless bonds issued by the company are still spread among the public. The consideration for the securities must be in cash and must represent the fair value (verified by an independent expert) in order to safeguard the interests of the transferring shareholders.

The DGCL provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder’s shares, in connection with certain mergers and consolidations.

Limitations on the Right to Own Securities

Neither Belgian law nor our articles of association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

DESCRIPTION OF SECURITIES

We may offer ordinary shares, preference shares, ordinary or preference shares in the form of ADSs, warrants, rights, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

The following description is a summary of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our articles of association, the Belgian Companies Code and the DGCL. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Right to Attend and Vote at Our Shareholders’ Meetings

Annual Shareholders’ Meeting

Our annual shareholders’ meeting will be held on the first Tuesday in June of each year, at 10 a.m., or at any other time, at our registered office or at any other place in Belgium mentioned in the notice of the meeting. If this date falls on a legal holiday in Belgium, the meeting is held on the next business day in Belgium (excluding Saturday) at the same time.

Special and Extraordinary Shareholders’ Meetings

Our board of directors or the statutory auditor (or the liquidators, if appropriate) may, whenever our interests so require, convene a special or extraordinary shareholders’ meeting. Such shareholders’ meeting must also be convened when one or more shareholders holding at least one-fifth of our share capital so demands.

Under the DGCL, special meetings of the stockholders of a Delaware corporation may be called by such person or persons as may be authorized by the certificate of incorporation or by the bylaws of the corporation, or if not so designated, as determined by the board of directors. Stockholders generally do not have the right to call meetings of stockholders unless that right is granted in the certificate of incorporation or the bylaws.

Notices Convening Shareholders’ Meetings

Notices of our shareholders’ meetings contain the agenda of the meeting indicating the items to be discussed as well as any proposed resolutions that will be submitted at the meeting. Other than in connection with a demand to convene a special or extraordinary shareholders’ meeting as described above, shareholders may not submit matters to be voted upon at our shareholders’ meetings.

Notices are sent 15 days prior to the date of our shareholders’ meeting to the holders of our registered shares, holders of our registered warrants and convertible bonds, and to our directors and our statutory auditor.

We publish on our website the notices of all our shareholders’ meetings and all related documents, such as specific board and auditor’s reports.

Under the DGCL, unless otherwise provided in the certificate of incorporation or by-laws, written notice of any meeting of the stockholders of a Delaware corporation must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and, in the case of a special meeting, the purpose of the meeting.

Admission to Meetings

All holders of our shares are entitled to attend our shareholders’ meeting, take part in the deliberations and, within the limits prescribed by the Belgian Company Code, vote.

Shareholders wishing to attend and participate in the shareholders’ meeting must have the ownership of their shares recorded in their names on the third business day preceding the day of the meeting through registration in the shareholders’ register. Our board of directors may make attendance and participation in the shareholders’ meeting subject to a requirement for shareholders to express, on a date prior to the meeting to be determined by our board of directors, their intention to attend the meeting and the number of shares in respect of which they intend to exercise voting rights.

Votes

Each of our ordinary shares is entitled to one vote except for shares owned by us, or by any of our direct subsidiaries, the voting rights of which are suspended.

Voting rights can also be suspended in relation to shares:

•	which are not fully paid-up, notwithstanding the request thereto of our board of directors;

•	to which more than one person, or a legal entity represented by two or more persons acting as a board, is entitled, except in the event a single representative is appointed for the exercise of the voting rights; and

•	for which the voting rights were suspended by a competent court.

The ordinary shares held by our principal shareholders do not entitle such shareholders to different voting rights, except that as long as Wilfried Vancraen, our founder and Chief Executive Officer, Hilde Ingelaere, an Executive Vice President of our company who is also Mr. Vancraen’s spouse, and their three children, Linde, Sander and Jeroen Vancraen, or collectively, the Family Shareholders, control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares company, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders.

Any shareholder with the right to vote may either personally participate in the meeting or give a proxy to another person, who need not be a shareholder, to represent such shareholder at the meeting. All proxies must be in writing in accordance with the form prescribed by us and must be received by us no later than the date determined by our board of directors. Our articles of association do not allow shareholders to vote electronically.

Quorum and Majority Requirements

Generally, there is no quorum requirement for our shareholders’ meetings, except as provided for by law in relation to decisions regarding certain matters. Decisions are made by a simple majority, except where the law provides for a special majority.

Under the DGCL, the certificate of incorporation or bylaws of a Delaware corporation may specify the number of shares required to constitute a quorum but in no event shall a quorum consist of less than one-third of shares entitled to vote at a meeting. In the absence of such specifications, a majority of shares entitled to vote shall constitute a quorum.

Matters involving special legal quorum and majority requirements include, among others, amendment to the articles of association, issues of new shares, convertible bonds or warrants and decisions regarding mergers and demergers, which require at least 50% of the share capital to be present or represented and the affirmative vote of the holders of at least 75% of the votes cast. If the quorum is not reached, a second meeting may be convened at which no quorum requirement applies. The special majority requirement for voting, however, remains applicable.

Any modification of our corporate purpose or legal form requires a quorum of shareholders holding an aggregate of at least 50% of the share capital and approval by a majority of at least 80% of the share capital present or represented. If there is no quorum, a second meeting must be convened. At the second meeting, no quorum is required, but the relevant resolution must be approved by a majority of at least 80% of the share capital present or represented.

Right to Ask Questions at our Shareholders’ Meeting

Within the limits of Article 540 of the Belgian Company Code, members of the board of directors will answer, during the shareholders’ meeting, the questions raised by shareholders. Shareholders can ask questions either during the meeting or in writing, provided that we receive the written questions at the latest on the third business day preceding the shareholders’ meeting.

Dividends

All shares participate equally in our profits (if any) as of and for the entire fiscal year starting on January 1. In general, we may only pay dividends if approved at our shareholders’ meeting, although our board of directors may, subject to certain conditions, pay an interim dividend without shareholder approval in accordance with the provisions of the Belgian Company Code. Dividends are paid on the dates and at the places determined by our board of directors.

The Belgian Company Code provides that dividends can only be paid up to an amount equal to the excess of our shareholders’ equity over the sum of (i) paid-up or called-up share capital and (ii) reserves not available for distribution pursuant to law or the articles of association. Under Belgian law and our amended and restated articles of association, we must allocate at least 5% of our annual net profit under our statutory non-consolidated accounts (prepared in accordance with Belgian GAAP) to a legal reserve until the reserve equals 10% of our share capital. Our legal reserve currently meets this requirement.

Under the DGCL, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). Dividends may be paid in the form of shares, property or cash.

For more information on our current dividend policy, see “Dividend Policy.”

Appointment of Directors

Our articles of association provide that, as long as the Family Shareholders control, directly or indirectly, in the aggregate at least 20% of the voting rights attached to our ordinary shares company, a majority of our directors must be appointed by our shareholders from a list of candidates proposed by the Family Shareholders.

Liquidation Rights

Our company can only be dissolved by a shareholders’ resolution passed with a majority of at least 75% of the votes cast at an extraordinary shareholders’ meeting where at least 50% of the share capital is present or represented.

Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution of a Delaware corporation must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

In the event of the dissolution and liquidation of our company, the assets remaining after payment of all debts and liquidation expenses will be distributed to the holders of our shares, each receiving a sum on a pro rata basis.

If, as a result of losses incurred, the ratio of our net assets (determined in accordance with Belgian legal and accounting rules) to share capital is less than 50%, our board of directors must convene a general shareholders’ meeting within two months of the date upon which our board of directors discovered or should have discovered this undercapitalization. At this shareholders’ meeting our board of directors needs to propose either our dissolution or our continuation, in which case our board of directors must propose measures to address our financial situation. Our board of directors must justify its proposals in a special report to the shareholders. Shareholders representing at least 75% of the votes validly cast at this meeting have the right to dissolve us, provided that at least 50% of our share capital is present or represented at the meeting.

If, as a result of losses incurred, the ratio of our net assets to share capital is less than 25%, the same procedure must be followed, it being understood, however, that in the event shareholders representing 25% of the votes validly cast at the meeting can decide to dissolve us. If the amount of our net assets has dropped below €61,500 (the minimum amount of share capital of a Belgian limited liability company), any interested party is entitled to request the competent court to dissolve us. The court can order our dissolution or grant a grace period during which time we must remedy the situation.

Holders of ordinary shares have no sinking fund, redemption or appraisal rights.

American Depositary Shares Representing Our Ordinary Shares

The following is a summary of the material provisions of the deposit agreement governing the ADSs that represent our ordinary shares. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the deposit agreement and the form of ADR, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

The Bank of New York Mellon, as depositary, will register and deliver the ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with the principal Amsterdam office of ING Securities Services, Inc., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (i) directly (x) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (y) by having ADSs registered in your name in the Direct Registration System, or (ii) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, or ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Belgian law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have the rights of an ADS holder. A deposit agreement among us, the depositary, ADS holders, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash. We have no present intention of declaring or paying any cash dividends or cash distributions on our ordinary shares in the foreseeable future. In the event we do declare or pay any cash dividends or cash distributions, the depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If it is not possible and lawful to do so on a reasonable basis, or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary that must be paid will be deducted. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares. We have no present intention of declaring or paying any share dividends or other distributions of our ordinary shares in the foreseeable future. In the event of a share dividend or other distribution of ordinary shares, the depositary may distribute additional ADSs representing such ordinary shares. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the Depositary will consult with us in good faith concerning the appropriate treatment of such additional ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.

Rights to Purchase Additional Ordinary Shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay the exercise price and any other charges required to be paid in order to exercise the rights.

U.S. securities laws may restrict transfers or the cancellation of the ADSs representing ordinary shares purchased upon the exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it determines is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that ADS holders may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to ADS holders.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, and delivery of any required endorsements, certifications or other instruments of transfer required by the depositary, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can you withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or share transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person designated by you at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How can you interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to you a statement confirming that you are the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

You may instruct the depositary how to vote the number of deposited ordinary shares your ADSs represent. The depositary will notify you of shareholders’ meetings and arrange to deliver our voting materials to you if we ask it to. Those materials will describe the matters to be voted on and explain how you may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

Otherwise, you will not be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting with sufficient advance notice to withdraw the ordinary shares.

The depositary will try, to the extent practicable, and subject to the laws of Belgium and to our articles of association, bylaws or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by you. If we requested the depositary to act at least 30 days prior to the meeting date and the depositary does not receive voting instructions from you by the specified date, it will consider you to have instructed it to give a discretionary proxy to a person designated by us with respect to the number of deposited securities represented by your ADSs, provided that no such instruction will be deemed given with respect to any matter as to which we inform the depositary (and we will provide such information as promptly as practicable, if applicable) that substantial opposition exists or such matter materially and adversely affects the rights of holders of ordinary shares. The depositary will only vote or attempt to vote as instructed or as described above. The depositary, as a shareholder on record, may either personally participate in the meeting or give a proxy to another person to represent it at the meeting. Our articles of association do not allow shareholders to vote electronically.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 15 days in advance of the meeting date.

Fees and Expenses

What fees and expenses will you be responsible for paying?

Pursuant to the terms of the deposit agreement, you will be required to pay the following fees to the depositary:

Persons depositing or withdrawing ordinary shares or ADS holders must pay to the depositary:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property

Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$0.05 (or less) per ADS	Any cash distribution to you

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to you

$0.05 (or less) per ADS per calendar year	Depositary services

Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADS or ordinary shares underlying an ADS, such as share transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-based services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our ordinary shares • Reclassify, split up or consolidate any of the deposited securities	The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.

• Distribute securities on the ordinary shares that are not distributed to you • Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or materially prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary or any of our respective directors, officers, employees, agents or affiliates. We and the depositary and our respective directors, officers, employees, agents or affiliates:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;

•	are not liable if we or it exercises discretion permitted under the deposit agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	are not liable for any tax consequences to any holders of ADSs on account of their ownership of ADSs;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances. Additionally, we, the depositary and each owner and holder of ADSs waives the right to a jury trial in an action against us or the depositary arising out of or relating to the ordinary shares or other deposited securities, ADSs, ADRs or the deposit agreement.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of share transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; and

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon surrender and cancellation of pre-released ADSs (even if the ADSs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may accept ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary and agrees in writing that it or its customer (i) owns or represents the owner of the shares to be deposited (ii) assigns all beneficial right, title and interest in such shares to the depositary in its capacity as such and for the benefit of the ADS holders, and (iii) will not take any action with respect to such shares that is inconsistent with the transfer of beneficial ownership (including without the consent of the depositary, disposing of such shares), other than in satisfaction of such pre-release; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, which limit will normally be 30% of the ordinary shares deposited under the deposit agreement, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS and Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs; ADS Holder Information

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Each holder of ADSs will be required to provide such information as from time to time may be requested by us or as may otherwise be required to be disclosed, in accordance with applicable law, the rules and requirements of any stock exchange or clearing system on which the ADSs are traded or our articles of association.

Preference Shares

We may issue preference shares from time to time, in one or more series, including preference shares in the form of ADSs. We will set forth in the applicable prospectus supplement a description of the terms and rights of the preference shares that may be offered under this prospectus, including the designation of the series, the number of shares of the series, the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series, and the voting rights, if any, of the holders of the series. Belgian company law and/or our articles of association may require shareholder approval for the establishment of a series of preference shares. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preference shares being offered.

Warrants

As we have done in the past, we may issue warrants for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Rights

We may issue rights for the purchase of our ordinary shares and/or preference shares and/or ordinary shares or preference shares in the form of ADSs. We may issue rights independently or together with other securities, the rights may be attached to or separate from these securities and the rights may or may not be transferable by the shareholder receiving the rights in the rights offering. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements and/or rights certificates that contain the terms of the rights. Forms of the rights agreements and/or forms of rights certificates containing the terms of the rights being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We may evidence rights by rights certificates that we will issue. Rights may be issued under an applicable rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the rights being offered.

Units

We may issue, in one or more series, units consisting of ordinary shares, preference shares, ordinary shares or preference shares in the form of ADSs, debt securities, warrants for the purchase of ordinary shares and/or preference shares and/or debt securities, and/or rights for the purchase of ordinary shares and/or preference shares in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

We may offer and issue debt securities from time to time in one or more series, under an indenture between us and the trustee named in the indenture, dated as of a date on or prior to the issuance of the debt securities, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to an indenture between us and the trustee named in the indenture. We have filed a form of the indenture as an exhibit to the registration statement of which this prospectus forms a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC. The indenture, as amended or supplemented from time to time, is referred to below collectively as the “indenture.” The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction). However, since we are a company incorporated and existing under Belgian law, certain aspects of the debt securities may be governed by compulsory provisions of Belgian law, which, if applicable, will be specified in the applicable prospectus supplement. The indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

The following description sets forth certain general terms and provisions of the debt securities. Please note that the terms of any series of debt securities that we may offer may differ significantly from the general terms described in this prospectus. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as “subsequent filings.” The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Belgian tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and the indenture, as amended or supplemented from time to time.

General

We expect that the indenture will not limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

You should read the indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

(a) the title, designation, aggregate principal amount and authorized denominations of the debt securities;

(b) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the debt securities will be issued;

(c) the date or dates on which the principal of the debt securities is payable;

(d) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates at which the debt securities will bear interest, if any, the date or dates from which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

(e) any optional or mandatory sinking fund provisions or conversion or exchangeability provisions upon which debt securities will be redeemed, purchased, converted or exchanged;

(f) the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory provisions;

(g) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities will be issuable;

(h) if other than the full principal amount, the portion of the principal amount of the debt securities of that will be payable upon declaration of acceleration pursuant to the terms of the indenture or provable in bankruptcy;

(i) any addition to or change in the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the terms of the indenture;

(j) the currency or currencies, including composite currencies, in which payments of principal of, premium or interest, if any, on the debt securities will be payable, if other than U.S. dollars;

(k) if payments of principal of, premium or interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

(l) if payments of interest, if any, on the debt securities will be payable, at our election or at the election of any holder, in cash or additional securities, and the terms and conditions upon which the election may be made;

(m) if denominated in a currency or currencies other than U.S. dollars, the equivalent price of the debt securities in U.S. dollars for purposes of determining the voting rights of holders of the debt securities;

(n) if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which the amounts will be determined;

(o) any restrictive covenants or other material terms relating to the debt securities;

(p) whether the debt securities will be issued in the form of global securities or certificates in registered form;

(q) any terms with respect to subordination;

(r) any listing on any securities exchange or quotation system;

(s) additional provisions, if any, related to defeasance and discharge of the debt securities; and

(t) the applicability of any guarantees, which would be governed by New York law.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Ranking

We may issue senior debt securities, which may be secured or unsecured, under the indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

We may also issue subordinated debt securities under the indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the indenture, to all our senior debt.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the indenture, which will be described in subsequent filings prepared in connection with the offering of such securities, and may limit or restrict, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modifications of the Indenture

Unless the debt securities qualify as bonds (obligaties / obligations) under Belgian company law, we expect that the indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the indenture affected by the modification, taken together as a class. But we expect that no modification that:

1)	changes the amount of debt securities whose holders must consent to an amendment, supplement or waiver, subject to certain exceptions;

2)	reduces the rate of or changes the interest payment time on any debt security;

3)	Waives a redemption payment or alters the redemption provisions of any debt security (other than any alteration that would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

4)	reduces the principal or changes the stated maturity of any debt security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

5)	reduces the principal amount payable of any security upon maturity;

6)	waives a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

7)	changes the place or currency of payment of principal of or interest, if any, on any debt security other than that stated in such debt security;

8)	impairs the right of any holder of a debt security to receive payment of principal or interest on the debt security of such holder on or after the due dates therefor;

9)	impairs the right to institute suits for the enforcement of any payment on or with respect to any debt security;

10)	changes the ranking of any debt security; or

11)	makes any other change which is specified in the applicable subsequent filings;

will be effective against any holder without its consent. Other terms of our debt securities that do not qualify as bonds (obligaties / obligations) under Belgian company law, as specified in subsequent filings, may be modified without the consent of the holders.

In the event the debt securities, however, do qualify as bonds (obligaties / obligations) under Belgian company law, the rights of the respective holders may only be modified if the provisions relating to general meetings of bondholders (algemene vergadering van obligatiehouders / assemblée générale des obligataires) as set forth in the Belgian Company Code are complied with.

Events of Default

We expect that the indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any other covenant in the debt securities or the indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default;

•	failure to pay certain final, non-appealable judgements, the aggregate uninsured and unbonded portion of which is in excess of a minimum amount set forth in the applicable subsequent filings, if the judgments are not paid, discharged, waived or stayed within a specified number of days set forth in the applicable subsequent filings; and

•	certain events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

We expect that under the indenture, in case an event of default occurs and continues for the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that the indenture will require us to file annually after debt securities are issued under the indenture with the trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of the indenture. We also expect that the indenture will provide that the trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that the indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, the indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of the indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

•	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

If we offer our ordinary shares or preference shares (including in the form of ADSs) in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may use a dealer to sell our securities.

•	If we use a dealer, we will sell our securities to the dealer, as principal.

•	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

In compliance with FINRA guidelines, the maximum compensation to the underwriters or agents in connection with the sale of securities pursuant to this prospectus will not exceed 8% of the aggregate total offering price to the public of the securities as set forth on the cover page of any applicable prospectus supplement or other offering material. It is anticipated that the maximum compensation to be received in connection with the sale of the securities will be significantly less than 8% of the total offering price to the public as set forth on the cover page of any applicable prospectus supplement or other offering material.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the validity of certain of the offered securities will be passed upon for us by Clifford Chance LLP, London, England and Clifford Chance LLP, Brussels, Belgium. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Materialise NV as of December 31, 2017, 2016 and 2015 and for each of the three years in the period ended December 31, 2017 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of RSPRINT Powered by Materialise NV as of December 31, 2017 and 2016 and for each of the two years in the period ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Bedrijfsrevisoren Burg. CVBA, independent accountants (the report on the financial statements contains an explanatory paragraph regarding RSPRINT Powered by Materialise NV’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

BDO Bedrijfsrevisoren Burg. CVBA, Zaventem, Belgium, is a member of the Instituut van de Bedrijfsrevisoren / Institut des Réviseurs d’Entreprises.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are a Belgian limited liability company and our registered offices and the majority of our assets are located outside of the United States. In addition, all of our directors and senior management and the experts named herein are residents of jurisdictions other than the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or our company, to enforce judgments obtained in U.S. courts against these individuals or our company in courts outside the United States, or to enforce against these individuals and our company, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon U.S. federal or state securities laws.

The United States currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium unless, in addition to compliance with certain technical provisions, the Belgian courts are satisfied that:

•	the effect of the recognition or enforcement of judgment is not manifestly incompatible with Belgian public policy;

•	the judgment did not violate the rights of the defendant;

•	the judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law;

•	the judgment is not subject to further recourse under U.S. law;

•	the judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be enforced in Belgium;

•	the claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same purpose and is still pending;

•	the Belgian courts did not have exclusive jurisdiction to rule on the matter;

•	the U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of the disputed goods in the United States;

•	the judgment relates to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court; and

•	the judgment submitted to the Belgian court is authentic.

In addition, with regard to the enforcement through legal proceedings in Belgium (including the exequatur of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The registration tax is payable by the debtor. The creditor is jointly liable up to a maximum of one-half of the amount the creditor recovers from the debtor.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus, which constitutes a part of the registration statement on Form F-3, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and the securities offered hereby.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You may review and copy the registration statement, reports and other information we file or furnish at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed our amended and restated articles of association and all other deeds that are to be published in the annexes to the Belgian State Gazette with the clerk’s office of the Commercial Court of Leuven (Belgium), where they are available to the public. A copy of our amended and restated articles of association is also publicly available as an exhibit to the registration statement of which this prospectus forms a part. In accordance with Belgian law, we must prepare audited annual statutory and consolidated financial statements. The audited annual statutory and consolidated financial statements and the reports of our board and statutory auditor relating thereto are filed with the Belgian National Bank, where they are available to the public.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 30, 2018;

•	Amendment No. 1 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on May 30, 2018;

•	Amendment No. 2 to our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on June 26, 2018; and

•	the descriptions of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A filed with the SEC on June 20, 2014 and any amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Materialise NV, Technologielaan 15, 3001 Leuven, Belgium, Attention: Chief Legal Counsel.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS.

Item 8. Indemnification of Directors and Officers.

Under Belgian law, the directors of a company may be liable for damages to the company in case of improper performance of their duties. Our directors may be liable to our company and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. We maintain liability insurance for the benefit of our directors and senior management.

In order to provide enhanced liability protection for its directors and to attract and retain highly qualified individuals to act as directors, our board of directors has agreed to indemnify each current and future member of the board of directors to the maximum extent permitted by law, except if the liability or expense is covered by insurance taken by our company or if the liability of a director would arise out of such director’s fraud or willful misconduct.

Item 9. Exhibits.

See the Exhibit Index on page II-4 for a list of exhibits filed as part of this Registration Statement on Form F-3.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)2 of the Trust Indenture Act.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

4.1	Articles of Association of Materialise NV (English translation) (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2017)

4.2	Form of Deposit Agreement, among Materialise NV and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1 (File No. 333-194982))

4.3	Form of American Depositary Receipt (included in Exhibit 4.2)

4.4*	Form of Deed of Amendment with respect to any preference shares issued hereunder

4.5*	Form of Warrant Agreement (including Warrant Certificate)

4.6*	Form of Rights Agreement (including Rights Certificate)

4.7*	Form of Unit Agreement

4.8	Form of Indenture

4.9	2007 Warrant Plan (English translation) (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (File No. 333-194982))

4.10	2013 Warrant Plan (English translation) (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-1 (File No. 333-194982))

4.11	2014 Warrant Plan (English translation) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-1 (File No. 333-194982))

4.12	Form of Warrant Agreement under 2014 Warrant Plan (English translation) (incorporated by reference to Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-197236))

4.13	2015 Warrant Plan (English translation) (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2015)

4.14	Form of Warrant Agreement under 2015 Warrant Plan (English translation) (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-212445)

4.15	Registration Rights Agreement, dated as of September 15, 2016, by and among Materialise NV and the Holders party thereto (incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form F-3 (File No. 333-213649))

5.1	Opinion of Clifford Chance LLP

5.2	Opinion of Clifford Chance LLP

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of BDO Bedrijfsrevisoren Burg. CVBA, independent registered public accounting firm

23.2	Consent of BDO Bedrijfsrevisoren Burg. CVBA, independent accountants

23.3	Consents of Clifford Chance LLP and Clifford Chance LLP (included in Exhibits 5.1 and 5.2)

24.1	Powers of Attorney (included on the signature page)

25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trustee Indenture Act of 1939

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Leuven, Belgium on the 29th day of June, 2018.

MATERIALISE NV

By:	/s/ Wilfried Vancraen
Name:	Wilfried Vancraen
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Wilfried Vancraen, Johan Albrecht and Peter Leys and each of them, as his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Title	Date

By:	/s/ Wilfried Vancraen	Chief Executive Officer (Principal Executive Officer)	June 29, 2018
Wilfried Vancraen

By:	/s/ Johan Albrecht	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2018
Alfinco BVBA, represented by
Johan Albrecht

By:	/s/ Peter Leys	Executive Chairman	June 29, 2018
Peter Leys

By:	/s/ Johan De Lille	Director	June 29, 2018
A Tre C CVOA, represented by
Johan De Lille

By:	/s/ Hilde Ingelaere	Director	June 29, 2018
Hilde Ingelaere

By:	/s/ Pol Ingelaere	Director	June 29, 2018
Pol Ingelaere

By:	/s/ Jürgen Ingels	Director	June 29, 2018
Jürgen Ingels

	Signatures	Title	Date

By:	/s/ Jos Vander Sloten	Director	June 29, 2018
Jos Vander Sloten

By:	/s/ Godelieve Verplancke	Director	June 29, 2018
Godelieve Verplancke

By:	/s/ Bart Luyten	Director	June 29, 2018
Bart Luyten

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the registrant’s duly authorized representative in the United States, has signed this registration statement in Plymouth, Michigan on the 29th day of June, 2018.

MATERIALISE USA, LLC

By:	/s/ Bryan L. Crutchfield
Name:	Bryan L. Crutchfield
Title:	Vice President & General Manager